Exhibit 99.1

Report of Independent Auditors and
Consolidated Financial Statements

Credova Holdings, Inc.

December 31, 2023 and 2022

i

Report of Independent Auditors

The Board of Directors and Stockholders

Credova Holdings, Inc.

Report on the Audit of the Financial Statements

Opinion

We have audited the consolidated financial statements of Credova Holdings, Inc., and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in stockholders’ (deficit) equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Credova Holdings, Inc. and its subsidiaries as of December 31, 2023 and 2022, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Credova Holdings, Inc. and its subsidiaries and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Change in Accounting Principle

As discussed in Note 1 to the consolidated financial statements, Credova Holdings, Inc. changed its method of accounting for credit losses effective January 1, 2023, due to the adoption of Accounting Standards Codification Topic 326: Financial Instruments – Credit Losses (“Topic 326”). Credova Holdings, Inc. adopted the new credit loss standard using the modified retrospective approach such that prior period amounts are not adjusted and continue to be reported in accordance with previously applicable generally accepted accounting principles.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Credova Holdings, Inc. and its subsidiaries’ ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

Exercise professional judgment and maintain professional skepticism throughout the audit.

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Credova Holdings, Inc. and its subsidiaries’ internal control. Accordingly, no such opinion is expressed.

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Credova Holdings, Inc. and its subsidiaries’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Moss Adams LLP

San Francisco, California

April 22, 2024

Consolidated Financial Statements

Credova Holdings, Inc.
Consolidated Balance Sheets

For the Years Ended December 31, 2023 and 2022

	For the years ended December 31,
	2023	2022

ASSETS
Cash	$1,271,999	$807,070
Restricted cash	190,600	297,265
Loans receivable, net of allowance for credit losses of $1,268,462 and $2,813,064 as of December 31, 2023 and 2022, respectively	6,746,566	15,062,480
Vehicles and equipment, net	330,868	464,180
Capitalized software, net	1,971,461	2,464,346
Prepaid expenses and other assets	1,273,432	1,754,554

Total assets	$11,784,926	$20,849,895

LIABILITIES
Accounts payable	$2,304,913	$2,609,132
Accrued liabilities	826,220	855,362
Revolving loans	5,946,140	14,674,624
Notes payable	8,569,500	8,354,500
Term debt	-	122,557

Total liabilities	17,646,773	26,616,175

CONTINGENCIES (Note 8)
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY
Preferred stock, $0.00001 par value; 2,473,958 shares authorized as of December 31, 2023 and 2022, respectively; 2,473,958 shares issued and outstanding as of December 31, 2023 and 2022, respectively	25	25
Common stock, $0.00001 par value; 400,000,000 shares authorized; 197,526,042 shares issued and outstanding as of December 31, 2023 and 2022, respectively	1,975	1,975
Additional paid in capital	1,981,661	1,981,661
Accumulated deficit	(7,845,508)	(7,749,941)

Total stockholders’ deficit	(5,861,847)	(5,766,280)

Total liabilities and stockholders’ deficit	$11,784,926	$20,849,895

See accompanying notes.

Credova Holdings, Inc.
Consolidated Statements of Operations

December 31, 2023 and 2022

	For the years ended December 31,
	2023	2022
REVENUES
Interest income on loans	$6,033,069	$10,118,717
Gain on loan and lease contracts sold	5,975,344	4,791,756
Direct revenue	3,459,160	1,132,756
Lease income	6,607	1,008,405

Total revenues	15,474,180	17,051,634

COST AND EXPENSES
General and administrative	8,981,005	13,320,730
Provision for credit losses	2,134,171	4,077,836
Processing and servicing	1,856,927	2,298,989
Depreciation of lease merchandise	-	453,706

Total cost and expenses	12,972,103	20,151,261

Total operating income (loss)	2,502,077	(3,099,627)

OTHER EXPENSES
Interest expense	3,035,838	4,463,909
Other income	(314,502)	(246,427)

Total other expenses	2,721,336	4,217,482

LOSS BEFORE INCOME TAX BENEFIT
	(219,259)	(7,317,109)

INCOME TAX BENEFIT	-	(533,000)

NET LOSS	$(219,259)	$(6,784,109)

See accompanying notes.

Credova Holdings, Inc.

Consolidated Statements of Changes in Stockholders’ Deficit

December 31, 2023 and 2022

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

STOCKHOLDERS’ EQUITY, December 31, 2021	-	$-	200,000,000	$2,000	$1,882,480	$(890,832)	$993,648

Exchange of common stock for preferred stock	2,473,958	25	(2,473,958)	(25)	-	-	-
Dividends paid on preferred stock	-	-	-	-	-	(75,000)	(75,000)
Warrants issued in connection with notes payable	-	-	-	-	99,181	-	99,181
Net loss	-	-	-	-	-	(6,784,109)	(6,784,109)

STOCKHOLDERS’ DEFICIT, December 31, 2022	2,473,958	25	197,526,042	1,975	1,981,661	(7,749,941)	(5,766,280)

Cumulative effect of adoption of ASU 2013-06	-	-	-	-	-	198,692	198,692
Dividends paid on preferred stock	-	-	-	-	-	(75,000)	(75,000)
Net loss	-	-	-	-	-	(219,259)	(219,259)

STOCKHOLDERS’ DEFICIT, December 31, 2023	2,473,958	$25	197,526,042	$1,975	$1,981,661	$(7,845,508)	$(5,861,847)

See accompanying notes.

Credova Holdings, Inc.
Consolidated Statements of Cash Flows
December 31, 2023 and 2022

	For the years ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(219,259)	$(6,784,109)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for credit losses	2,134,171	4,077,836
Amortization of capitalized software	900,824	1,982,725
Deferred income taxes	-	(533,000)
Depreciation of lease merchandise	-	453,706
Depreciation of vehicles and equipment	133,312	108,665
Amortization of deferred financing costs	66,667	323,027
Amortization of debt discount	-	684,532
Amortization of right-of use assets	4,357	4,291
Origination of loans and leases for resale	(47,191,771)	(33,433,636)
Proceeds from sale of loans and leases for resale	53,167,115	38,225,392
Gain on sale of loans and leases	(5,975,344)	(4,791,756)
Changes in assets and liabilities:
Prepaid expenses and other assets	302,745	333,815
Accounts payable	(304,220)	797,542
Accrued liabilities	78,212	(145,837)
Income tax payable	-	(180,000)

Net cash provided by operating activities	3,096,809	1,123,193

CASH FLOWS FROM INVESTING ACTIVITIES
Disbursements for loans receivable	(13,144,364)	(34,194,185)
Principal paydowns on loans receivable	19,524,799	31,985,573
Net change in lease merchandise	-	1,787,737
Purchases of vehicles and equipment	-	(358,078)
Capitalization of software costs	(407,939)	(925,053)

Net cash provided by (used in) investing activities	5,972,496	(1,704,006)

CASH FLOWS FROM FINANCING ACTIVITIES
Net advances on revolving loans	(8,728,484)	(2,364,154)
Debt issuance costs	-	(121,944)
Payments on term debt	(122,557)	(66,270)
Proceeds from notes payable	900,000	1,050,000
Repayment of notes payable	(685,000)	-
Dividends paid on preferred stock	(75,000)	(75,000)

Net cash used in financing activities	(8,711,041)	(1,577,368)

NET CHANGE IN CASH AND RESTRICTED CASH	358,264	(2,158,181)

CASH AND RESTRICTED CASH, BEGINNING OF PERIOD	1,104,335	3,262,516

CASH AND RESTRICTED CASH, END OF PERIOD	$1,462,599	$1,104,335

See accompanying notes.

Credova Holdings, Inc.
Consolidated Statements of Cash Flows (Continued)
December 31, 2023 and 2022

	Years ended December 31,
	2023	2022
SUPPLEMENTAL DISCLOSURES
Cash paid for interest	$3,036,916	$3,832,599
Income taxes	$-	$180,000

NONCASH INVESTING AND FINANCING ACTIVITIES
Adoption of ASU 2013-06	$198,692	$-
Capitalization of right-of-use assets and lease liability	$-	$581,927
Discount on notes payable from issuance of warrants	$-	$99,181
Common stock exchanged for preferred stock	$-	$25

The following table provides a reconciliation of cash and restricted cash reported within the consolidated balance sheets to the amount shown in the consolidated statements of cash flows as of December 31:

	2023	2022

Cash	$1,271,999	$807,070
Restricted cash	190,600	297,265
Total cash and restricted cash shown on the consolidated statements of cash flows	$1,462,599	$1,104,335

See accompanying notes.

Credova Holdings, Inc.
Notes to Consolidated Financial Statements

Note 1 – Organization and Summary of Significant Accounting Policies

Organization – Credova Holdings, Inc. (the “Company”) is a corporation formed for the purpose of facilitating loans and leases to customers of retail stores and merchants as an alternative to traditional financing. The Company, through its subsidiaries, has developed and maintains a point-of-sale financing platform providing buy now, pay later solutions to merchants operating both brick and mortar retail locations, as well as through an integrated API eCommerce solution. Through the platform and integrated API solution, consumers gain access to a network of financing solutions for their purchases, allowing them to select from a variety of financing options during the purchase process. The Company was formed effective November 27, 2018, and is headquartered in Bozeman, Montana. The Company’s activities are performed throughout the United States.

Basis of accounting and presentation – The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the accounts of Credova Holdings, Inc. and its wholly-owned subsidiaries Credova Financial, LLC, Credova SPV I, LLC, Credova SPV II, LLC, Credova Technology, LLC, Fintech Management, Inc., and SLDW Management, Inc. The Company’s intellectual property is held by Credova Technology, LLC. Credova SPV I, LLC and Credova SPV II, LLC subsidiaries manage the Company’s loan and lease portfolio, and Credova Financial, LLC is the Company’s primary operating entity. Fintech Management, Inc. and SLDW Management, Inc. were separate corporate entities controlled by related parties that owned and managed certain intellectual property and other intangible assets. Each corporation became a wholly owned subsidiary of Credova Holdings, Inc. pursuant to merger transactions that occurred in November 2021 and has had no activity during the years ended December 31, 2022 and 2023. All significant intercompany accounts and transactions have been eliminated in the preparation of the consolidated financial statements.

Use of estimates – The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheets, and revenues and expenses for the reporting periods. Actual results could differ significantly from those estimates. Significant estimates and assumptions made by management primarily involve the determination of the allowance for credit losses, the useful life of capitalized software, and deferred tax asset valuation allowance.

Cash – The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. In order to minimize risk, at times, the Company utilizes multiple accounts to maintain balances within Federal Deposit Insurance Corporation (“FDIC”) limits and at periods of significant excess cash the Company activates an insured cash sweep account.

Restricted cash – The Company has two Deposit Account Control Agreements (“DACA”) with lenders. With these agreements, the Company assigned the rights to a collateral account to the lenders. The DACA accounts are utilized to collect the consumer payments on loans and leases. Funds are then distributed in accordance with the Loan Security Agreement. Funds cover payments for servicing, interest on revolving loans, and paying down revolving loans.

Credova Holdings, Inc.
Notes to Consolidated Financial Statements

The Company does not have access to these collateral accounts, unless separately agreed to in writing by the secured party. The Company is still responsible for any bank fees and charges for the maintenance and administrations of the collateral account. These agreements may be terminated by the lenders at any time, giving the Company thirty days’ prior written notice.

Loans receivable, net – Loans are unsecured and are stated at the amount of unpaid principal. Interest on loans is calculated by the simple-interest method on daily balances of the principal amount outstanding. Accrual of interest on loans is discontinued when management believes that, after considering collection efforts and economic and business conditions, the collection of interest is doubtful. The Company’s policy is to stop accruing interest when the loan becomes 120 days’ delinquent.

All interest accrued but not collected for loans that are placed on nonaccrual status or subsequently charged-off is reversed against interest income. Income is subsequently recognized on the cash basis until, in management’s judgment, the borrower’s ability to make periodic principal and interest payments returns and future payments are reasonably assured, in which case the loan is returned to accrual status. The Company classifies its loans as either current or past due. Amounts are considered past due if a scheduled payment is not paid on its due date. The Company does not modify the terms of its existing loans with customers.

Lease merchandise, net – The Company historically leased consumer goods, consisting primarily of sporting goods, to its customers under certain terms agreed to by the customer. The customer has the right to acquire ownership either through a purchase option or through payment of all required lease payments. Leases typically range between 12 and 30 months. All of the Company’s customer lease agreements are considered operating leases. The consumer goods under operating leases are initially recorded at cost and depreciated on a straight-line basis over the term of the related leases to the consumer goods estimated residual value. All lease assets are purchased concurrent with the execution of a lease commitment by the lessee. Thus, the original depreciation period corresponds with the term of the original lease. Upon transfer of ownership of merchandise to customers, resulting from satisfaction of their lease obligations, the related cost and accumulated depreciation are eliminated from lease merchandise. Amounts shown in the consolidated balance sheets are net of accumulated depreciation.

As of December 31, 2023 and 2022, the Company has not retained on balance sheet leases as the Company sells certain lease contracts to third parties and records the undepreciated cost of lease merchandise at the time of the sale within the net gain on lease contracts sold on the consolidated statements of operations. Total depreciation expense as of December 31, 2023 and 2022 related to such activities was $0 and $453,706, respectively. Total provision (benefit) for lease loss as of December 31, 2023 and 2022 related to such activities was $0 and ($153,021), respectively.

In addition to selling lease contracts to an unrelated third party, the Company sold lease contracts to two entities controlled by the majority shareholders of the Company. The Company received gross proceeds of $1,753,751 and $11,913,032 and recognized a gain on lease contracts sold of $253,397 and $1,875,930 during the years ended 2023 and 2022, respectively.

Credova Holdings, Inc.
Notes to Consolidated Financial Statements

Allowance for credit losses – The allowance for credit losses is measured on a collective (pool) basis when similar risk characteristics exist. The Company identifies its portfolio segments and measures the allowance for credit losses based on similar economic risk characteristics The allowance for credit losses for each portfolio is determined based on our current estimate of expected credit losses over the remaining contractual term, adjusted for expected prepayments when appropriate, and incorporates evaluations of known and inherent risks in our portfolio, historical credit losses, consumer payment trends, estimates of recoveries, current economic conditions, and reasonable and supportable forecasts.

Loans that do not share risk characteristics are evaluated on an individual basis. Loans evaluated individually are not included in the collective evaluation.

Lease arrangements – In the ordinary course of business, the Company enters into a variety of lease arrangements.

Transactions give rise to leases when the Company receives substantially all the economic benefits from and has the ability to direct the use of specified property and equipment. The Company determines if an arrangement is a lease at inception. The operating lease right-of-use (“ROU”) assets are included within the Company’s prepaid expenses and other assets and lease liabilities are included in accrued liabilities on the Company’s consolidated balance sheets.

ROU assets represent the Company’s right to use, or control the use of, a specified asset for the lease term. Lease liabilities are the Company’s obligation to make lease payments arising from a lease and are measured on a discounted basis. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term on the commencement date. The operating lease ROU asset includes any lease payments made and initial direct costs incurred and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

Vehicles and equipment, net – Vehicles and equipment purchases are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are from one to five years.

Capitalized software, net – The Company capitalizes certain software development costs. Costs incurred in the preliminary stages of development are expensed, but software development costs incurred thereafter, including external direct costs of materials and services as well as payroll and payroll-related costs for employees directly involved in the development of the software, are capitalized. Amortization is computed using the straight-line method over the estimated useful lives of the assets, typically three years. During the year ended December 31, 2023, the Company revised its estimated useful life of its software to three years on a prospective basis, based on the remaining expected useful life of the capitalized costs. The Company will continue to review and adjust useful life as circumstances affect the useful life of the software.

Prepaid expenses and other assets – Prepaid expenses and other assets represent expenditures made for future benefits, accrued interest receivable on loans, and ROU asset. Prepaid financing costs were incurred when obtaining financing and are deferred and amortized using the straight-line method over the life of the related financing, which approximates the effective interest method. Interest receivable as of December 31, 2023 and 2022, was $544,887 and $953,002, respectively.

Credova Holdings, Inc.
Notes to Consolidated Financial Statements

Long-lived assets – The Company’s long-lived assets, including capitalized software, are reviewed for impairment whenever events or changes in circumstances indicate that the historical carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. During the years ended December 31, 2023 and 2022, the Company evaluated long lived assets for impairment and determined no impairment was necessary.

Advertising – The Company expenses advertising costs as incurred and are included in general and administrative expenses in the consolidated statement of operations. Advertising expense was $0 and $540 during the years ended December 31, 2023 and 2022, respectively.

Revenue recognition – The Company principally generates revenue from four activities: revenue from sale of loan and lease contracts, revenue from leases of consumer goods, revenue from interest earned on loans, and revenue from retailer discounts and origination fees paid by lending institutions (direct revenue) earned in connection with providing financing on consumer goods. Revenue from the Company’s sales of lease contracts is recognized at a point in time when the Company satisfies a performance obligation by transferring control of the leases to the third party. Revenue from leases is recognized over time when the Company satisfies a performance obligation based on the agreed upon financing terms. Interest on loans is calculated by the simple-interest method on daily balances of the principal amount outstanding. Revenue from retailer discounts is recognized at a point in time when the Company satisfies performance obligations by purchasing the contract from the merchant in connection with a merchant originated consumer financing product. Origination fees from lenders are recognized at time of loan origination.

The Company has one merchant that accounted for 16% and 15% of loan and lease originations in 2023 and 2022, respectively.

Income taxes – The Company accounts for income taxes under the asset and liability method. The provision for federal income tax is based on pre-tax financial statement income or loss. The deferred income tax provision is provided for the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to those differences. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enacted date.

The Company recognizes the tax benefit from uncertain tax positions only if it is more likely than not that the tax positions will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company did not have any material uncertain tax positions as of December 31, 2023. Penalties and interest related to any recognized tax benefits would be reported through the income tax provision. Due to the Company’s loss position and net operating loss carryforwards, the tax year 2021 is open to examination by the taxing authorities.

Credova Holdings, Inc.
Notes to Consolidated Financial Statements

Reclassifications – Certain prior year amounts have been reclassified to conform with current year presentation. These changes did not have any effect on net loss or stockholders’ (deficit).

Recently issued accounting standards – On January 1, 2023, the Company adopted Accounting Standards Update (“ASU”) 2016-13 Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which replaces the incurred loss methodology with an expected loss methodology that is referred to as the current loss (CECL) methodology. The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized cost, including loan receivables. It also applies to net investments in leases recognized by a lessor in accordance with Topic 842 on leases.

The Company adopted ASC 326 using the modified retrospective method for all financial assets measured at amortized cost. Results for reporting periods beginning after January 1, 2023 are presented under ASC 326, while prior amounts continue to be reported in accordance with previously applicable GAAP.

The Company finalized the adoption of ASC 326 as of January 1, 2023 as detailed in the following table:

	January 1, 2023
	As Reported	Pre-ASC 326	Impact of ASC 326
	Under ASC 326	Adoption	Adoption
Assets:
Allowance for credit losses	$2,614,372	$2,813,064	$(198,692)

Subsequent events – Subsequent events are events or transactions that occur after the consolidated balance sheet date, but before the consolidated financial statements were available to be issued. The Company recognizes in the consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the consolidated balance sheet, including the estimates inherent in the process of preparing the consolidated financial statements. The Company’s consolidated financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the consolidated balance sheet, but arose after the consolidated balance sheet date and before consolidated financial statements are issued.

The Company has evaluated subsequent events through April 22, 2024, which is the date the consolidated financial statements were available to be issued. There were no material events or transactions occurring during this subsequent event reporting period, which require recognition or disclosure in the financial statements other than those mentioned in Note 11.

Credova Holdings, Inc.
Notes to Consolidated Financial Statements

Note 2 – Loans Receivable and Allowance for Credit Losses

The Company classifies its loans as either current or past due. The following reflects the credit quality of the Company’s loans receivable, as delinquency status has been identified as the primary credit quality indicator, based on the recorded amount of the receivable in delinquent status.

The following reflects the credit quality of the Company’s loans receivable as of December 31, 2023.

		Past Due
	Current	30-59 Days	60-89 days	> 90 days	Total

Loans receivable	$7,777,717	$113,890	$69,207	$54,214	$8,015,028

Allowance for credit losses					(1,268,462)

Loans receivable, net					$6,746,566

The following reflects the credit quality of the Company’s loans receivable as of December 31, 2022.

		Past Due
	Current	30-59 Days	60-89 days	> 90 days	Total

Loans receivable	$17,455,947	$207,423	$128,173	$84,001	$17,875,544

Allowance for credit losses					(2,813,064)

Loans receivable, net					$15,062,480

These loans have a variety of lending terms as well as original maturities ranging from six weeks to thirty-six months, with the large majority of the Company’s loans having a term of approximately two years. The average remaining life of the Company’s loans was approximately 9 months as of December 31, 2023. Given that the Company’s loan portfolio focuses on unsecured installment loans, the Company evaluates the portfolio as a single homogeneous loan portfolio, and performs further analysis by product type as needed.

The Company closely monitors credit quality for its loan receivables to manage and evaluate exposure to credit risk. Credit risk management begins with initial underwriting, where a consumer is assessed based on the Company’s underwriting and credit policy. This includes know your customer identification (“KYC”), traditional credit scoring models, various Fair Credit Reporting Act (“FCRA”) permissible consumer credit and risk data. Credit quality is monitored subsequent to underwriting based on performance metrics that include, but are not limited to, delinquency and default metrics. The Company uses software that monitors credit quality of the respective portfolio and performs analysis on credit data.

Credova Holdings, Inc.
Notes to Consolidated Financial Statements

The changes in the allowance for credit losses on loans is as follows:

Balance at December 31, 2021	$3,415,639	$-

Charge-offs	$(4,833,432)
Provision for credit losses	4,230,857

Balance at December 31, 2022	$2,813,064	$-

CECL adoption	$(198,692)
Charge-offs	(3,480,081)
Provision for credit losses	2,134,171

Balance at December 31, 2023	$1,268,462	$-

Below is a summary of contractual cash flows required on loans receivable as of December 31, 2023.

Contractual cash flows required on loans receivable	$9,789,151
Recorded value of loans receivable, net of allowance for credit losses	6,746,566

Excess contractual cash flows over recorded value of loans receivable, net	$3,042,585

The loans receivable disclosed above are collateral under the Company’s revolving loan instruments discussed in Note 5. The fair value of loan receivables approximates the carrying value of the receivable due to the market rates of interest and relatively short-term nature of the receivables.

Note 3 – Vehicles and Equipment, Net

Vehicles and equipment consisted of the following at December 31:

	2023	2022

Vehicles	$327,981	$327,981
Office equipment	115,532	119,114
Leasehold improvements	279,481	279,481
Marketing equipment	808	808
	723,802	727,384

Less accumulated depreciation	(392,934)	(263,204)
Vehicles and equipment, net	$330,868	$464,180

Depreciation expense on vehicles and equipment for the years ended December 31, 2023 and 2022 was $133,312 and $108,665, respectively, and is included in general and administrative expenses on the consolidated statements of operations.

Credova Holdings, Inc.
Notes to Consolidated Financial Statements

Note 4 – Capitalized Software, Net

The Company’s capitalized software consisted of the following as of December 31:

	2023	2022

Capitalized software	$9,343,282	$8,935,343

Less accumulated amortization	(7,371,821)	(6,470,997)
Capitalized software, net	$1,971,461	$2,464,346

Amortization expense totaled $900,824 and $1,982,725 for the years ended December 31, 2023 and 2022, respectively, and is included in general and administrative expenses on the consolidated statements of operations.

Note 5 – Borrowings

Revolving loan – As of December 31, 2023, the Company has a $10,000,000 revolving loan with a finance company which bears interest at a rate of 15% and requires minimum monthly interest payments. The funding termination date is June 30, 2024. All assets of Credova SPV I, LLC are assigned as collateral. The total amount that can be borrowed under the loan is reduced to the amount of the borrowing base if that amount is lower. The borrowing base is based upon a percentage of eligible receivables which are valued as the outstanding principal amount, less adjustments for receivables that are more than thirty-one days but no more than sixty days past due. For calculating the borrowing base, receivables more than sixty days past due are excluded. As of December 31, 2023 and 2022, the outstanding advances under this revolving loan totaled $5,946,140 and $14,674,624, respectively.

Notes payable – In July 2019, the Company accepted assignment of various promissory notes payable to individuals from the members in lieu of payment for loans receivable acquired by the Company, with outstanding balances as of 2023 and 2022 totaling $3,830,000. The notes bear simple interest at a rate of 15% annually, and stipulate monthly interest payments with principal due upon maturity. All notes were originally due October 2020. They were extended to expire in October 2023, and were extended for an additional 12 to 36 months. In the event of liquidation of the Company, in addition to the outstanding notes payable being repaid, all notes include a clause which allows the holders of the notes to purchase units of membership interest of the Company equal to $0.50 per unit up to the amount of the promissory note. The fair value of warrant agreements was immaterial. As such, the entirety of the proceeds from issuance has been allocated to debt. The Company recognized $574,500 and $578,250 of interest expense related to these notes payable during the years ended December 31, 2023 and 2022, respectively.

Credova Holdings, Inc.
Notes to Consolidated Financial Statements

During the year ended December 31, 2022, the Company received $4,024,500 of cash proceeds through issuance of unsecured notes payable to multiple investors. The notes originally were due to mature 12 months from issuance and bear interest at 15%. Through December 31, 2022, the investors received a total of 4,024,500 warrants to purchase common stock of Credova Holdings, Inc. at an exercise price of $0.75 per share which will expire upon the earlier of two years from issuance or the sale of the Company. The warrants were estimated to have a fair value of $0.22 per share based on a third-party valuation of the Company using a discounted cash flow and comparable public company analysis, including an estimated weighted average cost of capital of 24%, and Black Scholes option pricing models which utilized estimated volatility of 36%, time to maturity of 2 years and a risk-free interest rate of 0.7%. The valuation resulted in an estimate common share value of $0.82 per share.

In December 2022, the Company refinanced all notes disclosed above. The maturity date was extended and all other terms remained unchanged. The notes were extended between 6 and 36 months, with the majority extended 36 months until December 2025 at earliest. In addition, the Company entered into amendments to extend $3,875,000 of notes payable that were due in 2023 for an additional 36 months until December 2025 at earliest.

During 2023, the Company repaid $685,000 of December 2021 notes payable and cancelled 685,000 in respective warrants. The Company recognized $520,300 and $601,893, respectively, of interest expense related to these notes payable during the years ended December 31, 2023 and 2022.

The aggregate relative fair value of the warrants issued during the years ended December 31, 2023 and 2022 of $0 and $99,180, respectively, was recognized as a debt discount on the notes payable and is being amortized through the maturity date of the notes. The Company amortized $0 and $684,532 to interest expense during the years ended December 31, 2023 and 2022, respectively, and there was no unamortized discount remaining of as of December 31, 2023 and 2022, respectively.

During 2023 and 2022, the Company entered into term loans with a related party for a principal amount of $200,000 and $500,000, respectively. The loans bears interest at 15% and mature between 12 and 36 months. Payments are interest only with principal due at maturity. The total principal balance due to the related party was $700,000 and $500,000 as of December 31, 2023 and 2022, respectively.

During 2023, the Company entered into new term loans with total principal of $700,000. These loans bear interest at 15% and mature between 12 and 24 months. Payments are interest only and principal due at maturity.

On September 30, 2021, the Company entered into a business loan agreement with a bank, for principal of $204,987. The loan bears interest at 3.95%, matures on September 30, 2024, is secured by the two pickup trucks described above and one additional pickup truck and requires monthly payments of $6,052. The proceeds of this loan were used to retire in full the truck notes payable described above at closing. In December 2023, the Company satisfied the remaining note balance.

Credova Holdings, Inc.
Notes to Consolidated Financial Statements

Scheduled maturities of the Company’s borrowings are as follows:

Years ending December 31,

2024	$6,846,140
2025	3,239,500
2026	4,430,000

$14,515,640

Note 6 – Income Taxes

The federal and state income tax provision (benefit) is summarized as follows for the years ended December 31:

	2023	2022
Current:
Federal	$-	$-
State and other	-	-

Total current income taxes	-	-

Deferred:
Federal	-	(431,635)
State and other	-	(101,365)

Total deferred income taxes	-	(533,000)

Income tax (benefit) provision	$-	$(533,000)

Credova Holdings, Inc.
Notes to Consolidated Financial Statements

The tax effects of significant items comprising the Company’s deferred taxes as of December 31 are as follows:

	2023	2022
Deferred tax assets:
Start-up costs	$3,518	$4,113
Loan loss reserves	299,059	664,601
Net operating loss	1,047,511	873,419
Property and equipment	6,096	-
Lease liability	95,753	121,315
Capitalized software	40,714
Other	4,202	4,200

Total deferred tax assets	1,496,853	1,667,648

Deferred tax liabilities:
Property and equipment	-	(13,764)
Capitalized software	-	(145,210)
ROU asset	(93,715)	(120,302)

Total deferred tax liabilities	(93,715)	(279,276)

Valuation allowance	(1,403,138)	(1,388,372)

Net deferred taxes	$-	$-

ASC 740, Income Taxes, requires that the tax benefit of net operating losses, temporary differences and credit carryforwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.” Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carryforward period. Because of the Company’s recent history of operating losses, management believes that recognition of the deferred tax assets arising from the above-mentioned future tax benefits is currently not likely to be realized and, accordingly, has provided a valuation allowance. The valuation allowance increased by $14,766 during 2023 and increased by $949,345 during 2022.

As of December 31, 2023, the Company has federal net operating losses of approximately $4.2 million which do not expire, and various state net operating losses with various expiration dates.

Current tax laws impose substantial restrictions on the utilization of net operating loss and credit carryforwards in the event of an ownership change, as defined by the Internal Revenue Code. Such an event may limit the Company’s ability to utilize its net operating losses.

Credova Holdings, Inc.
Notes to Consolidated Financial Statements

The effective tax rate of the Company’s provision (benefit) for income taxes differs from the federal statutory rate as follows:

	2023	2022

Statutory federal income tax rate	21.00%	21.00%
State income taxes, net of federal benefit	-1.39%	3.20%
Permanent items	-18.17%	-2.11%
Other	5.29%	4.16%
Valuation allowance	-6.73%	-18.97%

Effective income tax rate	0.00%	7.28%

The effective tax rate of the Company’s provision (benefit) for income taxes differs from the federal statutory rate as follows for the years ending December 31:

	2023	2022

Statutory rate	$(46,044)	$(1,536,593)
State tax	3,047	(234,285)
Permanent items	39,843	154,030
Other	(11,612)	(304,524)
Valuation allowance	14,766	1,388,372

Total	$-	$(533,000)

U.S. GAAP prescribes a recognition threshold and measurement process in accounting for uncertain tax positions and provides guidance on various related matters such as derecognition, interest, penalties, and disclosures required. The Company does not have any entity-level uncertain tax positions.

The Company recognizes interest accrued related to unrecognized tax benefits and penalties as income tax expense. Related to the unrecognized tax benefits noted above, there were no accrued penalties or interest as of December 31, 2023, nor were any penalties or interest expense recognized for the period.

The Company files tax returns in the U.S. Federal and various state jurisdictions. The Company is subject to examination for the year ending December 31, 2019 and later.

Credova Holdings, Inc.
Notes to Consolidated Financial Statements

Note 7 – Capital Stock

Preferred Stock – In December 2022, the Company amended its articles of incorporation to allow for the issuance of up to 2,473,958 shares of Series AA Convertible Preferred Stock (the “Series AA Convertible Preferred Stock”). The Series AA Convertible Preferred Stock is nonvoting, bears cumulative dividends of 3.0316% per annum on the sum of the liquidation value of the Series AA Convertible Preferred Stock, which is $1 per shares of preferred stock. The Series AA Convertible Preferred Stock is convertible by the holder into shares of common stock at a conversion price of $1 per share. In the event of a change of control or a qualified public offering of the Company’s common stock on a national securities exchange with proceeds of at least $25,000,000, the Series AA Convertible Preferred Stock will automatically convert to common stock immediately prior to such transaction at $1 per share.

In December 2022, the Company entered into an exchange agreement with a common stockholder. The common stockholder exchanged 2,473,958 shares of common stock for 2,473,958 shares of Series AA Convertible Preferred Stock.

Common Stock – The Company is authorized to issue 400,000,000 shares of common stock with a par value of $0.00001 per common share.

Common Stock Warrants – In connection with the issuance of notes payable in December 2021 and January 2022 for cash proceeds, the Company issued a total of 4,024,500 warrants, respectively, to purchase common stock of the Company at an exercise price of $0.75 per share. The warrants terminate on the earlier to occur of two years from the date of issuance of the notes or the sale of the Company. All warrants related to these notes payable expired in December 2023, without being exercised.

The assignment of various promissory notes payable in July 2019 to the Company included a clause to allow the holders of the notes to purchase common stock of the Company at an exercise of $0.50. Total warrants outstanding on these notes is 7,660,000 as of December 31, 2023 and 2022. The holder of the notes is able to exercise the warrants upon the occurrence of a liquidation event, merger, consolidation, or an initial public offering of the Company and the warrants remain outstanding as long as the related note is outstanding. As of December 31, 2023, there were 1,310,000 of these warrants outstanding.

The following table summarizes the stock warrant activity for the year ended December 31, 2023:

	Warrants	Weighted Average Exercise Price per Share

Outstanding, December 31, 2022	11,684,500	$0.59
Granted	-	-
Exercised	-	-
Forfeited/cancelled	-	-
Expired	(10,374,500)	0.60

Outstanding, December 31, 2023	1,310,000	$0.50

As of December 31, 2023, the outstanding and exercisable warrants have a weighted average remaining term of 0.83 years and have an estimated aggregate intrinsic value of $419,200.

Credova Holdings, Inc.
Notes to Consolidated Financial Statements

Note 8 – Contingencies

Litigation – From time to time, the Company finds itself, in the normal course of business, named in various lawsuits and the Company intends to vigorously defend such claims. The ultimate liability, if any, for the aggregate amounts claimed against the Company cannot be determined at this time. However, the Company’s management, based on consultation with legal counsel, is of the opinion that there are no matters pending or threatened where it is reasonably possible that a material loss would be incurred by the Company.

Note 9 – Leases

In December 2021, the Company entered into a lease agreement for its corporate office location which had a commencement date of May 2022 and contains annual rent increases through April 2027. There is no purchase option or transfer of title of the leased premises at the end of the lease. The Company is responsible for all expenses, maintenance and taxes on the leased premises during the lease term. The Company has the option to renew the lease for an additional five-year period at prevailing rental rates at that time. At commencement of the lease, the Company estimated the initial value of the ROU asset and lease liability to be $581,927, based on the present value of the lease payments and a risk-free interest rate of 3.01%, based on the U.S. Treasury rate for a 5-year instrument, as allowed under FASB ASC 842. The Company did not consider the renewal option to be reasonably certain of exercise at the commencement of the lease therefore is not included in the ROU asset or liability.

As of December 31, 2023, the lease was considered an operating lease and included in the consolidated balance sheet as follows:

	December 31, 2023	December 31, 2022

ROU asset, included in prepaid expenses and other assets	$397,491	$509,202
Lease liability included in accrued liabilities	$406,139	$513,493

During the year ended December 31, 2023 and 2022, the Company had cash flows used in operating activities of $107,354 and $68,433 respectively, related to operating lease liabilities.

Credova Holdings, Inc.
Notes to Consolidated Financial Statements

At December 31, 2023, the future minimum commitments under the noncancelable operating lease is as follows:

Year ending December 31,
2024	$124,538
2025	127,817
2026	131,194
2027	44,111

Total lease payments	427,660

Less imputed interest	21,521

Total lease liability	$406,139

Note 10 – 401(k) Profit-sharing Plan

The Company sponsors a 401(k) profit-sharing plan that covers all employees that have completed two months of service. Employer contributions to the plan are discretionary, and the Company made contributions to the plan of $89,663 and $100,879 for the years ended December 31, 2023 and 2022, respectively. Employees vest in their portion of the employer contributions 20% after two years of service and 20% every year thereafter, such that employees are 100% vested after six years of service.

Note 11 – Subsequent Events

On March 12, 2024, the Company redeemed 100% of the Preferred Stock issued and outstanding for $500,000.

On March 13, 2024, PSQ Holdings, Inc. (“PublicSquare”) issued 2.9 million shares of its newly-issued Class A common stock for all of the outstanding shares of the Company (“the Merger”). Additionally, all of the Company’s outstanding subordinated debt was canceled and either repaid or exchanged for newly-issued 10-year PublicSquare promissory notes, convertible into PublicSquare Class A common stock. Following the Merger, Credova is a wholly-owned subsidiary of PublicSquare.